UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
___________________________________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported) November 3, 2025
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NERDY INC.
(Exact name of registrant as specified in its charter)
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Delaware (State or other jurisdiction of incorporation)	001-39595 (Commission File Number)	98-1499860 (I.R.S. Employer Identification No.)
	8001 Forsyth Blvd., Suite 1050 St. Louis, MO	63105
	(address of principal executive offices)	(zip code)
(314) 412-1227
(Registrant's telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	NRDY	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.
On November 3, 2025 (“Closing Date”), Nerdy Inc. (the “Company”) and certain of its subsidiaries entered into a Loan and Security Agreement (“Loan Agreement”) with Hercules Capital, Inc. (“Hercules”) and the lenders party thereto, pursuant to which the lenders will make available up to two tranches of term loans in an aggregate principal amount of $50.0 million (the “Term Loan”), subject to certain terms and conditions.
Amount. The Loan Agreement provides for an aggregate of $50.0 million in term loans, which will be available to the Company in two tranches, with the first tranche of up to $30.0 million available for borrowing in multiple draws of at least $2.5 million and the second tranche of up to $20.0 million available for borrowing in multiple draws of at least $2.5 million. The first draw under the first Term Loan tranche was made on the Closing Date in an aggregate principal amount of $20.0 million. The remaining $10.0 million under the first tranche of Term Loans will be available to be drawn until December 31, 2026. After the first tranche is drawn in full or after December 31, 2026, the second Term Loan tranche may be made available subject to the approval of the lenders.
Maturity Date. The Term Loan will mature on November 1, 2029 (the “Maturity Date”).
Interest Rate. The Term Loan bears interest equal to the greater of (a) the prime rate as reported in The Wall Street Journal plus 3.50% and (b) 10.75%.
Term and Repayment. The Loan Agreement is for 48 months, with interest-only payments for an initial period of 36 months from the Closing Date, which may be extended by an additional 12 months upon achievement of certain milestones and subject to other terms and conditions set out in the Loan Agreement (the “Interest-Only Period”). After the Interest-Only Period, the Company will be required to repay the outstanding principal and interest in equal monthly installments until the Maturity Date.
Charges and fees. The Loan Agreement provides for an end of term charge equal to 7.50% of the funded loan amount, due at the earlier of prepayment or maturity. Pro-rata payment of any earned end of term charge will be due upon any partial prepayment. In addition, the Loan Agreement requires the Company to pay a facility charge of $0.3 million on the Closing Date and of $0.2 million at the time the first draw under the second tranche of Term Loans is funded. The Company will be required to pay a prepayment charge to the lenders in connection with certain voluntary prepayments of the Term Loans and upon a Change in Control, which will be determined as a percentage of the Term Loans prepaid that decreases over time.
Collateral. The obligations under the Loan Agreement are secured by a security interest in substantially all of the Company’s assets and the assets of its subsidiaries that are co-borrowers or guarantors. Upon the occurrence of an event of default, Hercules and the lenders will be entitled to exercise remedies, including acceleration of the Term Loan obligations and foreclosure on collateral.
Representations and Warranties and Covenants. The Loan Agreement includes customary representations and warranties and covenants associated with the Term Loan including (1) covenants concerning financial and other reporting obligations, and (2) certain limitations on indebtedness, liens, investments, distributions (including dividends), collateral, investments, distributions, transfers, mergers or acquisitions, taxes, corporate changes, and deposit accounts. Such covenants and limitations on indebtedness include (but are not limited to) that the Company must maintain the greater of (i) $15.0 million of Qualified Cash or (ii) Qualified Cash that results in Remaining Months Liquidity of at least 6 months. Additionally, the Company’s outstanding borrowings must not exceed certain multiples of its TTM Contribution Margin. The Loan Agreement includes customary events of default, including payment defaults, breaches of representations and warranties, breaches of covenants following any applicable cure period, and the occurrence of certain events that could reasonably be expected to have a “Material Adverse Effect” as defined in the Loan Agreement. In addition, the Loan Agreement includes affirmative and restrictive covenants, including maintenance of a minimum cash amount.
The foregoing description of the Loan Agreement contained herein does not purport to be complete and is qualified in its entirety by reference to the complete text of the Loan Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.
Representations and warranties contained in the Loan Agreement were made only for purposes of such agreement and as of the date specified therein; were solely for the benefit of the parties to such agreement; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations and warranties or any description thereof as characterizations of the actual state of facts or condition of the Company and its subsidiaries. Moreover, information concerning the subject matter of the representations and warranties may change after the date of such agreements, which subsequent information may or may not be fully reflected in public disclosures by the Company.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth in Item 1.01 above is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

* 10.1
Loan and Security Agreement dated November 3, 2025, by and among Nerdy Inc., Nerdy LLC, Varsity Tutors LLC, Varsity Tutors for School LLC, Live Learning Technologies Shared Resources LLC, certain affiliates of Hercules Capital, Inc., and Hercules Capital, Inc.

104	Cover Page Interactive Data File (the cover page iXBRL tags are embedded within the Inline XBRL document).
*    Portions of this exhibit are redacted in accordance with Item 601(b)(10)(iv) of Regulation S-K. The Company agrees to furnish an unredacted copy of such exhibit, or a copy of any omitted schedule or exhibit, to the Securities and Exchange Commission upon request.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nerdy Inc.
(Registrant)

Date: November 6, 2025	By:	/s/ Christopher C. Swenson
Name: Christopher C. Swenson
Title: Chief Legal Officer and Corporate Secretary

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